Exhibit 99.01

Contacts: Shauli Chaudhuri Intellisync Corporation (408) 321-3835 shaulic@intellisync.com	Rip Gerber Intellisync Corporation (408) 321-3807 rgerber@intellisync.com

INTELLISYNC CORPORATION TO BE ACQUIRED BY NOKIA

Intellisync Enters Into Definitive Agreement for All-Cash Transaction Valued at Approximately $430 Million

SAN JOSE, Calif. —16 Nov 2005— Intellisync Corporation (NASDAQ: SYNC), the leader in platform-independent wireless messaging, announced today that Intellisync has signed a definitive agreement to be acquired by Nokia (NYSE: NOK), a world leader in mobile communications. Under the terms of the agreement, Intellisync stockholders will receive USD 5.25 per share in cash for each Intellisync common share, implying an enterprise value of approximately USD 430 million or approximately EUR 368 million (on a fully-diluted basis).

This acquisition, which is subject to customary regulatory approvals and the approval of Intellisync's shareholders, underscores Intellisync's position in the mobile industry and its leadership in the carrier and enterprise market in providing multi-device, multi-platform wireless software, mobile applications and synchronization.  The acquisition of Intellisync supports Nokia's goal to be the leader in enterprise mobility and enhances the ability of its customers to connect devices to data sources, applications, and networks.

"This agreement recognizes the key roles that Intellisync and our people play in the mobile market, and reflects the power of our brand, our products, our team and our technology," said Woodson 'Woody' Hobbs, president and chief executive officer of Intellisync.  "Our combined teams will present the most compelling mobility offering to enterprises and carriers all over the world.  With a platform-independent and device-agnostic mobile software offering, Intellisync has long been committed to delivering on the mobility needs of wireless carriers and enterprises, and we've built a leadership brand in the mobile marketplace. Intellisync's market leadership in platform-independent push email, device and systems management, mobile application deployment, integrated messaging, data and file synchronization, and mobile security is validation of the company's success with carriers and enterprise customers alike."

Intellisync has been at the forefront in enterprise mobility applications and device mobility with its wireless messaging software and delivers some of the largest deployments of wireless email and mobile software over the widest array of devices and application platforms across enterprises and carrier networks all over the world. Intellisync technology allows for synchronization of data and files with high levels of accuracy and security across some of the most complex software applications.   Over the past few years Intellisync has created a leading brand in the mobile software market with an award-winning wireless portfolio.  "Powered by Intellisync" has become synonymous with "any device, any platform, any mobile application," and the company has been setting the standards in enterprise mobility applications in recent years with its wireless email, device management and mobile application software.

Building on the recent launch of Nokia Business Center, a software solution enabling push email and other collaborative business applications, this acquisition underscores Nokia's commitment to be the leader in enterprise mobility. With Intellisync, Nokia will be able to offer its customers the ability to connect practically any device to any data source, application, or network, empowering companies as they make mobility a de facto way of doing business.

"Enterprises face increasing pressure from all sides when it comes to selecting devices, enabling access to email and securing corporate data, while carriers are facing more and more complexity to support these demands.  We want to make it simple for our business customers to mobilize their workforces no matter what their starting point," said Mary McDowell, executive vice president and general manager, Nokia's Enterprise Solutions business group. "Based on our customers' needs, we identified the acquisition of Intellisync and its team as the best way to provide solutions to these challenges.  The combination of our portfolios and the addition of the Intellisync team will make Nokia the core mobility provider for any sized customer."

The acquisition is expected to be completed within three to four months, pending regulatory approval, other customary closing conditions and the approval of Intellisync's shareholders.

Evercore Partners acted as financial advisors to Intellisync in this transaction.

A conference call for investors, analysts and media will take place on Wednesday, November 16th, 10:15-11:15 AM Eastern Time.

Conference Call Information

Conference ID # 2504414

Participant Dial-In Numbers:

US/Canada Dial-In #: + 1 888 636 1561

Int't/Local Dial-In #: + 1 706 634 5012

European Dial-In #: + 44 1452 560 299

A replay of the audio portion of this call will be available approximately 2 hours after the call,

In't/Local Replay #: + 1 706 645 9291

US/Canada Replay #: + 1 800 642 1687

Supporting slides will also be available at:

www.intellisync.com/investors

www.nokia.com/investors

Additional Information and Where to Find It

Intellisync has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of Intellisync. Intellisync's stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Intellisync. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the "SEC") at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Intellisync by going to Intellisync's Investor Relations page on its corporate website at http://www.intellisync.com/investors.

In addition, Intellisync and its officers and directors may be deemed to be participants in the solicitation of proxies from Intellisync's stockholders with respect to the acquisition. A description of any interests that Intellisync's officers and directors have in the acquisition will be available in the proxy statement. In addition, Nokia may be deemed to be participating in the solicitation of proxies from Intellisync's stockholders in favor of the approval of the acquisition. Information concerning Nokia's directors and executive officers is set forth in Nokia's proxy material for its 2005 annual general meeting, which was filed with the SEC on February 14, 2005 and Nokia's 2004 annual report on Form 20-F filed with the SEC on March 8, 2005. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to Nokia's Investor Relations page on its corporate website at www.Nokia.com.

About Intellisync

Intellisync Corporation (Nasdaq: SYNC), the leader in platform-independent wireless messaging and mobile software, develops and markets carrier-grade and enterprise-class wireless email and mobile platforms to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry's top awards by providing seamless synchronization, secure wireless email, device control and mobility management software that connects nearly every device, data source and application available.  Some of the largest global corporations and wireless carriers have selected Intellisync as their mobility solution standard.  For more information, please visit www.Intellisync.com

About Nokia

Nokia is a world leader in mobile communications, driving the growth and sustainability of the broader mobility industry. Nokia connects people to each other and the information that matters to them with easy-to-use and innovative products like mobile phones, devices and solutions for imaging, games, media and businesses. Nokia provides equipment, solutions and services for network operators and corporations. www.nokia.com

LEGAL DISCLOSURE

Forward-looking statements in this news release, including but not limited to statements related to the proposed acquisition, the timing and ability of the companies to successfully complete the proposed acquisition, potential combined product offerings by Nokia following completion of the transaction, the impact of the transaction on Nokia's position in the marketplace, the plans for integration of the two companies, titles and positions or executives, the outcomes and voting decisions of directors and shareholders, and comments regarding strategic options facing the Company and potential outcomes of any discussions or decisions, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include risks associated with uncertainties related to the approval of the transaction by Intellisync's shareholders and by regulatory authorities, the effect of continued weakness of general economic factors on the overall demand for Intellisync's products and services, the timing of market adoption and movement toward mobile solutions and data synchronization solutions, the ability of Intellisync to offer its products and services into new territories and markets, the market adoption of new mobile devices, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East and elsewhere in the world, timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, as well as additional risk factors, as discussed in the "Risk Factors" section of Intellisync's Annual Report on Form 10-K for the year ended July 31, 2005 and Intellisync's quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other trademarks, service marks and product names are the property of their respective owners.